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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                 ______________

                                    FORM 8-K
                                 ______________

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                        Date of Report January 15, 1997
              (Date of earliest event reported):  January 1, 1997



                             HARBINGER CORPORATION
                (Exact name of Company specified in its charter)




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
          GEORGIA                               0-26298                            58-1817306
(State or other jurisdiction of       (Commission File Number)          (IRS Employer Identification No.)
incorporation or organization)





                    1055 LENOX PARK BOULEVARD, ATLANTA, GEORGIA                         30319
                         (Address of principal executive offices)                     (Zip Code)
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                                 (404) 467-3000
               (Company's telephone number, including area code)







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Item 2.  Acquisition or Disposition of Assets.


         Pursuant to a Debenture Purchase Agreement dated January 1, 1997 (the "Purchase"), Harbinger Corporation (the "Company") completed its purchase from BellSouth Telecommunications, Inc. ("BST") of a $3,000,000 Subordinated Convertible Debenture (the "Debenture") of Harbinger Net Services, LLC ("HNS"). After completing the purchase and assuming Harbinger's conversion of the Debenture, the Company owned approximately 93% of HNS assuming the conversion of the Debenture. The Company acquired the Debenture for a purchase price consisting of (i) $1.5 million in cash, and (ii) 161,525 unregistered shares of the Company's common stock, par value of $0.0001 per share. The cash portion was funded from working capital. The Company has agreed to register the common stock issued to BST in certain circumstances.

         The purchase price was determined in arms-length negotiations between the parties. A member of the Board of Directors of Harbinger ("Harbinger Directors") and certain employees or affiliates of BST were members of the HNS Board of Managers. The Harbinger Director abstained from voting on the acquisition of the Debenture at the Company's Board meeting and from approving the Call at the HNS meeting of Managers. Other than as described above, neither the Company nor any of its affiliates had any material relationship with BST prior to the transactions described above.

         In connection with the Purchase, which was accounted for under the purchase method of accounting, management anticipates that the Company will take a $6.0 to $7.5 million charge in the first quarter of 1997 related to in-process R&D charges and associated integration costs.

         Concurrently, HNS exercised an option under its operating agreement to call the remaining 585,335 shares held by minority shareholders (which include affiliates of the Company) and exchanged the shares (the "Call") for cash of approximately $1,557,000 or $2.66 per share, an amount based on the amount paid to BellSouth. As a result of these transactions, the Company became the sole shareholder of HNS. As the sole shareholder of HNS, the Company has dissolved HNS, and is exchanging the options held by various individuals affiliated with HNS with approximately 295,000 options of the Company, ranging in price from $22.83 to $24.80 per option. A complete description of the transaction is contained in the Agreement filed as Exhibit 2(a) and hereby incorporated herein by reference.

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Item 7.  Financial Statements and Exhibits.

         a) Financial Statements of Business Acquired: To be filed by amendment as soon as practicable but not later than March 17, 1997.

         b) Pro Forma Financial Information: To be filed by amendment as soon as practicable but not later than March 17, 1997.

         c)  Exhibits:

             2.1 Debenture Purchase Agreement Dated as of January 1, 1997 between the Company and BellSouth Telecommunications, Inc.

             99.1 Text of Press Release of Harbinger Corporation, dated January 2, 1997.

             99.2 Text of Press Release of Harbinger Corporation, dated October 28, 1996.



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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   HARBINGER CORPORATION

                                                            /s/ Joel G. Katz
                                                   -----------------------------
                                                   JOEL G. KATZ
                                                   Vice President, Finance
                                                   (Principal Financial Officer;
                                                   Principal Accounting Officer)



Date:  January 14, 1997

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                                 EXHIBIT INDEX



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                      Exhibit                                                                                    Page No.
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
                        2.1          Debenture Purchase Agreement Dated as of January 1, 1997                       6

                        99.1         Text of Press Release of Harbinger Corporation, Dated January 2,               19
                                     1997

                        99.2         Text of Press Release of Harbinger Corporation, Dated October 28,              21
                                     1996

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